EXHIBIT 32.2

Certification of Co-Principal Executive Officer and Principal Financial Officer

        Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Owens-Illinois, Inc. (the "Company") hereby certifies that to such officer's knowledge:

  (i)
  the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

  (ii)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 15, 2004
/s/ THOMAS L. YOUNG Thomas L. Young Co-Chief Executive Officer and Chief Financial Officer Owens-Illinois, Inc.

A signed original of this written statement required by Section 906 has been provided to Owens-Illinois, Inc. and will be retained by Owens-Illinois, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.